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                                                                                                                     EXHIBIT 11.1

                                                        RJR NABISCO HOLDINGS CORP.
                                                      COMPUTATION OF EARNINGS PER SHARE

                                             (Dollars in Millions Except Per Share Amounts)

                                                                              Three Months                     Three Months
                                                                                 Ended                            Ended
                                                                             September 30, 1994               September 30, 1993
                                                                          -------------------------        -------------------------
                                                                                           Fully                            Fully
                                                                           Primary       Diluted(A)         Primary       Diluted(A)
                                                                          ---------     -----------        ---------     -----------
Average number of common and common equivalent shares
     outstanding during the period (in thousands):
     Common Stock, Series A Depositary Shares and Series C
          Depositary Shares issued and outstanding at beginning of
          period......................................................    1,618,604      1,618,604         1,348,268      1,348,268


     Average number of shares of Common Stock issued during the period (including shares of Common Stock issued during the
          period through the exercise of options).....................        1,152          1,152               579            579
     Average number of shares related to value of restricted stock
          earned during  the period...................................        1,218          1,218             1,343          1,343
     Average number of stock options outstanding during
          the period and shares issuable under performance shares grant      11,616         15,245               295            295
     Shares issuable upon conversion of redeemable convertible
          preferred stock.............................................            -              -                 -         11,201
     Shares issuable upon conversion of ESOP convertible preferred
          stock.......................................................            -         15,448                 -         15,608
                                                                        ------------  -------------     -------------   ------------
     Average number of common and common equivalent shares
          outstanding  during the period..............................    1,632,590      1,651,667         1,350,485      1,377,294
                                                                        ============  =============     =============   ============
Income (loss) applicable to common stock:
     Income  before extraordinary item................................  $       216   $        216      $         74    $        74
     Preferred stock dividends........................................          (33)           (29)              (20)           (14)
     Income tax benefit on ESOP preferred stock dividends.............            -              -                 -             (1)
                                                                        ------------  -------------     -------------   ------------
     Income before extraordinary item applicable to common stock......          183            187                54             59
     Extraordinary item...............................................            -              -                 2              2
                                                                        ------------  -------------     -------------   ------------
     Net income applicable to common stock. ..........................  $       183   $        187      $         56    $        61
                                                                        ============  =============     =============   ============


Income per common and common equivalent share:
     Income before extraordinary item.................................  $        .11  $         .11     $        .04    $       .04
     Extraordinary item...............................................             -              -                -              -
                                                                        ------------  -------------     -------------   ------------
     Net income.......................................................  $        .11  $         .11     $        .04    $       .04
                                                                        ============  =============     =============   ============



(A) For purposes  of this Exhibit, the calculations  of fully diluted earnings  per share include common  stock equivalents and other potentially dilutive securities that produce an anti-dilutive result.
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